U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 28, 2021

CannaPharmaRx, Inc.

(Exact name of small business issuer as specified in its charter)

Delaware	333-251016	24-4635140
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

3600

888-3rd Street SW

Calgary, Saskatchewan, Canada T2P5C5

(Address of Principal Executive Offices)

(949) 652-6838

(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Securities registered pursuant to Section 12(g) of the Act:

Title of each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock ($0.0001 par value)	CPMD	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01	Entry into a Material Definitive Agreement

On January 18, 2021, CannaPharmaRx, Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “PSA”) for a certain property in Saskatchewan, Canada. Pursuant to the PSA, the Company has entered into a definitive agreement to purchase certain assets including the title to related fee simple lands and facility required for the cannabis cultivation and production business, located at and operated out of Saskatoon, Saskatchewan. The transaction, subject to certain closing conditions, is scheduled to close in February 2021.

The Company is purchasing the facilities, free and clear of all encumbrances other than those agreed to in the Purchase and Sale Agreement. The 97,000 square foot facility is capable of producing 4,000 kilograms of cannabis biomass per year. The facility currently holds Health Canada licenses for cultivation and sales of medical dried flower sale, as well as extract and product sales. The facility is a fully operational cultivation, extraction and R & D entity that also contains space leased to its genetics partnership. The Company will apply to Health Canada for its own licensing approvals for all cannabis related activities.

The Company will pay the “Purchase Price” for the facility which means the sum of: (i) $12,000,000 and (ii) the Purchaser’s Share of the Option Purchase Price, not including Goods and Services Tax. The payment schedule for the Purchase Price will be a deposit of $100,000 paid on execution of the PSA, the $5,900,000.00, plus 50% of the Purchaser’s Share of the Option Purchase Price, plus the deposit, together with any Goods and Services Tax thereon, subject to adjustments as hereinafter described, shall be paid to the Seller’s solicitor on or before the Closing Date; then $3,000,000 plus the remaining 50% of the Purchaser’s Share of the Option Purchase Price, together with any Goods and Services Tax thereon, shall be paid within 3 Business Days of the Cultivation Licensing Approval Date; and then $3,000,000, together with any Goods and Services Tax thereon, shall be paid within 3 Business Days of the Processing Licensing Approval Date. All denomination of dollars in this Form 8-K are in Canadian Dollars.

The material the terms of the PSA are included in that certain Press Release attached hereto and incorporated herein as if set forth as Exhibit 99.1.

The Company is seeking Confidential Treatment of the PSA from the Securities and Exchange Commission and has therefore withheld the PSA at this time.

Item 7.01	Regulation FD Disclosure

Attached is a copy of a press release being issued by the Company relating to the PSA, a copy of which is attached as Exhibit 99.1 and is hereby incorporated.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit
99.1	Press release titled “CannaPharmaRx, Inc. Announces the Acceptance of its Offer to Purchase Assets and Facilities Located in Saskatoon, Saskatchewan”, dated January 28, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 28, 2021	CANNAPHARMARX, INC.

By: /s/ Dominic Colvin
Dominic Colvin
Chief Executive Officer

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